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                                                                 EXHIBIT (10.14)

                    RETIREMENT AGREEMENT AND GENERAL RELEASE
                    ----------------------------------------

         This Retirement Agreement and General Release (the "Agreement") dated March 19, 1999, between Uni-Marts, Inc. (the "Company") and J. Kirk Gallaher (the "Executive").

         WHEREAS, the Executive has been employed as an officer of the Company and is currently serving as Executive Vice President and Chief Financial Officer.

         WHEREAS, the Company and the Executive mutually desire to provide for an orderly transfer of the Executive's duties and responsibilities, and for his ultimate retirement from the Company.

         WHEREAS, the parties wish to settle all their mutual rights and obligations arising from, or related to, the Executive's employment with the Company.

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive, intending to be legally bound, agree as follows:

         Section 1. Retirement and Retirement Payment.

                  (a) The Executive agrees that he will terminate his employment with and retire from the Company on February 29, 2000 (the "Retirement Date"). Subject to the last sentence of this Section 1 and Section 6 below, the Company agrees to pay the Executive his regular salary through February 29, 2000. Executive will resign as Executive Vice President and Chief Financial Officer and as a member of the Board of Directors as of June 30, 1999. From June 30, 1999, until the "Retirement Date," the Executive shall have such duties as assigned to him by the CEO, including but not limited to providing assistance on financial issues, investor issues, orientation of a new CFO and performance of special projects. Except as provided below,
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such payment shall be in lieu, and in complete discharge, of all obligations owed by the Company to Executive, except (i) for any claim to which the Executive is entitled to indemnification from the Company for any acts or omissions in his capacity as an officer of the Company (except for criminal wrongdoing or acts outside the scope of his employment) and (ii) as set forth herein. Nothing herein shall affect Executive's rights with respect to his interests in any and all retirement and welfare benefit plans maintained by the Company, including the Company's 401(k) Plan and deferred compensation plan. The Company may withhold from the foregoing payment and pay over to the applicable tax authorities all amounts required to be withheld in accordance with applicable federal, state and local tax withholding laws.

         Section 2. Other Payments and Benefits.

                  (a) The Company agrees to continue to allow Executive to retain and utilize the automobile provided to him by the Company until the Retirement Date at which time Executive shall deliver such automobile to the Company or to such other location as directed by the Company. In accordance with existing policy and practice, the Company shall reimburse Executive for any and all reasonable costs and expenses associated with the operation of the automobile, including, but not limited to, fuel, repairs and insurance.

                  (b) As of June 30, 1999, Executive will cease to be eligible to participate in Uni-Marts' group long-term disability insurance plan, 401(k) plan or group life insurance plan. Regarding long-term disability insurance, the Company will purchase an individual contract to provide the Executive with similar long term disability benefits for the period July 1, 1999 through the Retirement Date.

                  (c) Executive will be permitted to continue to participate in the Company's

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deferred compensation plan through December 31, 1999. The Company will continue to match the Executive's contribution on a 50% basis up to the maximum of $10,000 of his salary deferral. Upon the Retirement Date, the Executive will be entitled to receive all monies due him from the plan in accordance with its terms.

                  (d) The Company agrees to keep in effect the "split dollar life insurance" agreement between the Company and the Executive. The Executive is authorized to cause the cash surrender value to be used to convert the policy into a paid-up life insurance policy. Upon the Executive's death, the Company shall receive the full amount of all premiums it paid to carry the policy during the Executive's employment by the Company from the proceeds of the death benefit from the insurance necessary or appropriate to effect this agreement.

                  (e) The Executive shall be allowed to exercise stock options which have vested until the Retirement Date of February 29, 2000, but only to the extent that those stock options have vested on or prior to the Retirement Date.

                  (f) The parties agree that the Change of Control Agreement between the Company and the Executive will remain in effect until January 31, 2000, after which such Agreement will terminate and the Executive shall not be entitled to any compensation and benefits pursuant to such Agreement unless already due pursuant to the terms of the Agreement.

         Section 3. No Further Obligations of the Company; Releases. Except as provided in Sections 1 and 2 hereof, the Company shall have no further obligations whatsoever to the Executive and the Executive hereby releases the Company as set forth in Exhibit A hereto and the Company hereby releases the Executive as set forth in Exhibit B hereto.

         Section 4. Conditions of Benefits. The Company shall provide to the Executive the

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rights, payments and benefits set forth in Sections 1 and 2 hereof as consideration for and contingent upon (i) the Executive's execution, non-revocation and honoring of a release of claims and covenant not to sue in favor of the Company in the form attached hereto as Exhibit "A" and (ii) the Executive's continued compliance with the provisions of Sections 5, 6 and 7 and 8 hereof. If the Executive is in breach of any of such Sections, the Company may terminate its obligations under Sections 1 and 2 above. Moreover, the Executive agrees to execute, not revoke and honor a General Release Agreement, similar to Exhibit A, on his Retirement Date.

         Section 5. Non-Disclosure. The Executive hereby agrees that he shall not, during or after his employment, disclose or use for any purpose confidential information or proprietary data of the Company (or any of its subsidiaries), except as required by applicable law or legal process; provided, however, that confidential information shall not include any information known generally to the public or ascertainable from public or published sources (other than as a result of unauthorized disclosure by the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company. The Executive acknowledges and agrees that the Company will suffer irreparable injury in the event of any material breach of this Section 5, that damages resulting from such injury will be incapable of being precisely measured, and that the Company will not have an adequate remedy at law to redress the harm which such violation shall cause. Therefore, the Executive agrees that the Company shall have the rights and remedies of specific performance and injunctive relief, in addition to any other rights or remedies that may be available at law or in equity or under this Agreement, in respect of any failure, or threatened failure, on the part of the Executive to comply with the provisions of this Section 5, including,

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but not limited to, temporary restraining orders and temporary injunctions to restrain any violation or threatened violation of this Section 5 by the Executive.

         Section 6. Return of Company Property. The Executive acknowledges that all records, files, documents and equipment, all information relating to employees, Company members and suppliers, and any other materials that in any way relate to the business of the Company which the Executive has accumulated during his employment by the Company, other than information and documents publicly known or disseminated, are the property of the Company, including all duplicates and copies of any of the foregoing, and that all such property shall be returned to the sole possession of the Company on or before the Retirement Date.

         Section 7. Business Goodwill. At all times following date hereof, the Executive shall make no comments or take any other actions, direct or indirect, that will reflect adversely on the Company or its officers and directors in such capacity or adversely affect their business reputation or goodwill. At all times following the date hereof, the Board of Directors will take reasonable efforts to instruct its members and each officer of the Company not to make comments or take any other actions, direct or indirect, that will reflect adversely on the Executive or adversely affect his business reputation or goodwill. The Executive hereby agrees that he shall cooperate with the Company and its agents and representatives with respect to reasonable requests for information with respect to the Company and its financial statements that the Company and its agents and representatives request and in taking such other reasonable action with respect to the Company and its financial statements as the Company and its agents and representatives may request. The Executive further agrees to assist the Company at any time in the future, with respect to all reasonable requests to testify in connection with any legal

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proceeding or matter relating to the Company, including but not limited to any federal, state or local audit, proceeding or investigation, other than proceedings relating to the enforcement of this Retirement Agreement or other proceedings in which the Executive is a named party whose interests are adverse to those of the Company.

         Section 8. Miscellaneous.

                  (a) Complete Agreement. This Retirement Agreement constitutes the entire agreement between the parties and cancels and supersedes, with the exception of the Indemnification Agreement dated February 18, 1988, all other agreements and understandings, whether written or oral, between the parties which may have related to the subject matter contained in this Retirement Agreement.

                  (b) Modification; Agreement; Waiver. No modification, amendment or waiver of any provisions of this Retirement Agreement shall be effective unless approved in writing by both parties. The failure at any time to enforce any of the provisions of this Retirement Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision hereof in accordance with its terms.

                  (c) Governing Law; Jurisdiction.

                      This Retirement Agreement and performance under it, and all proceedings that may ensue from its breach, shall be construed in accordance with and under the laws of the Commonwealth of Pennsylvania.

                  (d) Severability. Whenever possible, each provision of this Retirement Agreement shall be interpreted in such manner as to be effective and valid under applicable law,

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but if any provision of this Retirement Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Retirement Agreement; provided, however, that the invalidity of the release contained in Exhibit A, either executed on the date hereof or on the Retirement Date, shall nullify the Company's obligation to provide, and the Company shall be entitled to a return of, any and all payments made pursuant to this Retirement Agreement.

                  (e) Assignment. The rights and obligations of the parties under this Retirement Agreement shall be binding upon and inure to the benefit of their respective successors, assigns, executors, administrators and heirs, provided, however, that neither the Company nor the Executive may assign any duties under this Retirement Agreement without the prior written consent of the other.

                  (f) Notices. All notices and other communications under this Retirement Agreement shall be in writing and shall be given in person or by telegraph, telefax or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given when delivered personally or three days after mailing or one day after transmission of a telegram or telefax, as the case may be, to the respective persons named below:


         If to the Company:       Uni-Marts, Inc.
                                  477 E. Beaver Avenue
                                  State College, PA 16801-5690
                                  Attn: Chief Executive Officer


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         If to the Executive:     J. Kirk Gallaher
                                  694 Earl Drive
                                  State College, PA  16803


                  (g) Advice of Counsel. The Executive acknowledges that he has been advised by the Company to consult with his own legal counsel with respect to the subject matter and the terms of this Agreement, that he has had the opportunity to do so and that this Agreement is the product of negotiations between the Company and the Executive.

                  (h) Confidentiality. The Executive and the Company agree to keep confidential the existence of this Agreement and the terms unless otherwise required by law, rule or regulation, Executive hereby recognizes that this Agreement may be required to be filed as an exhibit to a periodic report filed by the Company under federal securities laws.

         IN WITNESS WHEREOF, the parties have executed this Retirement Agreement as of the day and year first above written.

                                                     UNI-MARTS, INC.

                                                     /s/ Henry D. Sahakian
                                                     ---------------------------
                                                     By: Henry D. Sahakian
                                                     Chief Executive Officer



                                                     /s/ J. Kirk Gallaher
                                                     ---------------------------
                                                     By:  J. Kirk Gallaher
                                                     Executive




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                                   EXHIBIT "A"
                                   -----------
                            GENERAL RELEASE AGREEMENT
                            -------------------------

         I, J. Kirk Gallaher, for myself, my heirs, executors, administrators and assigns, if any, for and in consideration of the rights, payments and benefits under the Retirement Agreement and General Release Agreement between the undersigned and Uni-Marts, Inc. ("Uni-Marts") dated March 19, 1999 (the "Agreement") hereby agrees as follows:

         1. I waive, release and forever discharge Uni-Marts, and its subsidiaries and affiliates, and each of their directors, officers and employees and each of their successors and assigns (hereinafter the "Released Parties"), of and from any and all past or present causes of action, suits, agreements or other claims which I have against the Released Parties upon or by reason of any matter, cause or thing whatsoever, including, without limitation, claims for any alleged violation of the Civil Rights Act of 1964 and 1991, the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act of 1990, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Pennsylvania Human Relations Act and any other federal or state law, regulation or ordinance, or public policy, contract or tort law having any bearing whatsoever on the terms and conditions of employment or Retirement of employment, and I promise not to file a lawsuit to assert any such claims; provided, however, that this release shall not apply to A) the payments and benefits set forth in the Agreement, B) any benefit payable under the terms of any employment benefit plan maintained by the Released Parties, except that it will apply to any Retirement benefits that otherwise might be payable outside of the Agreement, or C) any claim to which I am entitled to indemnification from Uni-Marts for any

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acts or omissions in my capacity as an officer of Uni-Marts, except for criminal wrongdoing and acts outside the scope of my employment.

         2. I acknowledge that I have carefully read and fully understand the provisions of this General Release Agreement, that I have had twenty-one (21) days from the date I received a copy of this General Release Agreement in which to consider entering into this General Release Agreement that if I sign and return this General Release Agreement before the end of that twenty-one (21) day period then I will have voluntarily waived my right to consider the Agreement for the full twenty-one (21) days and that I have executed this General Release Agreement voluntarily and with full knowledge of its significance, meaning and binding effect. I also acknowledge that Uni-Marts has advised me in writing to consult with an attorney of my own choosing with regard to entering into this General Release Agreement and that I have had an opportunity to do so.

         3. I acknowledge that I may revoke this General Release Agreement within seven (7) days of my execution of this document by submitting a written notice of my revocation to the Secretary of Uni-Marts' offices in State College, Pennsylvania. I also understand that this General Release Agreement shall not become effective or enforceable until the expiration of that seven (7) day period.

         4. I acknowledge that in my decision to enter into this General Release Agreement, I have not relied on any representations, promises or agreements of any kind, including oral statements by representatives of Uni-Marts, except as set forth in this General Release

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Agreement, the General Release Agreement executed by Uni-Marts or in the
Agreement.

         IN WITNESS WHEREOF, and with the intention of being legally bound hereby, I have executed this General Release Agreement on March 19, 1999.

                                                       /s/ J. Kirk Gallaher
                                                       -------------------------
                                                       J. Kirk Gallaher

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                                    EXHIBIT B
                                    ---------
                            GENERAL RELEASE AGREEMENT
                            -------------------------

         UNI-MARTS, INC., for itself, and its subsidiaries and affiliates, and each of their directors, and officers and each of their successors and assigns, if any, ("Uni-Marts"), for and in consideration of the rights under the Agreement between the undersigned and J. Kirk Gallaher dated March 19, 1999 (the "Agreement") hereby agrees as follows:

         1. Uni-Marts waives, releases and forever discharges Gallaher and his heirs, executors, administrators and assigns (hereinafter the "Released Parties"), of and from any and all past or present causes of action, suits, agreements or other claims which it has, ever had or hereinafter may arise against the Released Parties upon or by reason of any matter, cause or thing whatsoever, including, without limitation, any federal or state law, regulation or ordinance, or public policy, contract or tort law whether having any bearing whatsoever on Gallaher's employment and it promises not to file a lawsuit to assert any such claims; provided, however, that this release shall not apply to the obligations set forth in the Agreement or for any act involving criminal wrongdoing or outside the scope of his employment.

         2. Uni-Marts acknowledges that it has carefully read and fully understands the provisions of this General Release Agreement, that it has had sufficient time in which to consider entering into this General Release Agreement and that it has executed this General Release Agreement voluntarily and with full knowledge of its significance, meaning and binding effect. Uni-Marts also acknowledges that it has consulted with an attorney of its own choosing with regard to entering into this General Release Agreement.

         3. Uni-Marts acknowledges that in its decision to enter into this General Release Agreement, it has not relied on any representations, promises or agreements of any kind,

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including oral statements by Gallaher or his representatives, except as set forth in this General Release Agreement, in the Agreement or in the General Release Agreement executed by Gallaher.

         IN WITNESS WHEREOF, and with the intention of being legally bound hereby, an authorized representative of Uni-Marts has executed this General Release Agreement on March 19, 1999.

                                                  UNI-MARTS, INC.

                                             By:  /s/ Henry D. Sahakian
                                                  ------------------------------
                                                  Henry D. Sahakian,
                                                  Chief Executive Officer